Exhibit 4.2

[Form of 1.400% Senior Note due 2031]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (“DTC”) TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC, OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

No. R-	$
CUSIP No. 713448 FA1 ISIN US713448FA19

PEPSICO, INC.

1.400% SENIOR NOTE DUE 2031

PEPSICO, INC., a corporation in existence under the laws of the State of North Carolina (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $                on February 25, 2031, and to pay interest on said principal sum semi-annually on February 25 and August 25 of each year, commencing February 25, 2021, at the rate of 1.400% per annum from October 7, 2020, or from the most recent date in respect of which interest has been paid or duly provided for, until payment of the principal sum has been made or duly provided for. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such Interest Payment Date, which shall be the February 11 and August 11 (whether or not a New York Business Day) next preceding such Interest Payment Date. Any such interest that is payable but is not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not earlier than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practical by the Trustee, all as more fully provided in the Indenture.

Payment of the principal of and interest on this Note will be made at the Place of Payment in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that payments of interest may be made at the option of the Company by funds transmitted to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place. Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by manual or facsimile signature under its corporate seal or a facsimile thereof.

Dated:	_____________, 2020	PEPSICO, INC.

By:
Name:
Title:

By:
Name:
Title:

[seal]

Attest:

________________________________

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee

By:
Authorized Signatory

Dated:

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[REVERSE OF NOTE]

PEPSICO, INC.

1.400% SENIOR NOTE DUE 2031

This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 21, 2007 (herein called the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee, and the Holders of the Securities, the terms upon which the Securities are, and are to be, authenticated and delivered, and the definition of capitalized terms used herein and not otherwise defined herein. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in different currencies, may mature at different times, may bear interest (if any) at different rates (which rates may be fixed or variable), may be subject to different redemption provisions (if any), may be subject to different sinking, purchase, or analogous funds (if any), may be subject to different covenants and Events of Default, and may otherwise vary as provided in the Indenture. This Note is one of a series of Securities of the Company designated as set forth on the face hereof (herein called the “Notes”), initially limited in aggregate principal amount to $750,000,000.

The Notes shall be redeemable as a whole or in part, at the Company’s option, at any time and from time to time prior to November 25, 2030 (three months prior to the maturity date of the Notes) (the “Par Call Date”) at a Redemption Price equal to the greater of (i) 100% of the principal amount of such Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption), assuming for such purpose that the Notes matured on the Par Call Date, discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus in each case accrued and unpaid interest to the date of redemption.

The Notes shall be redeemable as a whole or in part, at the Company’s option, at any time and from time to time on or after the Par Call Date, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to the Redemption Date.

Except as otherwise provided herein, redemption of the Notes shall be made in accordance with the terms of Article 11 of the Indenture.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed, assuming for such purpose that the Notes matured on the Par Call Date (the “Remaining Term”), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the Remaining Term.

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means each of any four primary U.S. Government securities dealers in the United States of America selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m. New York time on the third New York Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The Trustee will not be responsible for calculating the Redemption Price of the Notes or portions thereof called for redemption.

Notice of any redemption will be transmitted at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed (or delivered electronically in accordance with the procedures of DTC). If fewer than all of the Notes are to be redeemed, the particular Notes to be redeemed, in the case of Notes in global form, shall be selected in accordance with the procedures of the Depositary. In the case of physical Notes in definitive form, such selection shall be done by the Trustee by lot. If any Note is to be redeemed only in part, the notice of redemption that relates to such Note shall state the principal amount thereof to be redeemed. A new Note in principal amount equal to and in exchange for the unredeemed portion of the principal of the Note surrendered may be issued in the name of the Holder of the Note upon surrender of the original Note.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Securities with respect to the Indenture or for any remedy under the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal amount hereof may be declared due and payable or may be otherwise accelerated in the manner and with the effect provided in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any Place of Payment duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations as requested by the Holder surrendering the same.

No service charge shall be made for any such registration or transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the presentment of this Note for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

This Note may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument. The signature of any officer on this Note may be manual or facsimile (including, for the avoidance of doubt, electronic). The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted, or otherwise reproduced on this Note. The Company and the Trustee, and each Holder of this Note by its acceptance hereof, acknowledge that for purposes of the Indenture, manually affixing a signature by electronic means shall constitute a manual signature.

All terms used in this Note which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

____________________________________________

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _________________________ attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Dated:_______________________

NOTICE:        The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

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